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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the
Registration Statement (Form S-3 No. 333-     ) and related Prospectus of
Urohealth Systems, Inc. for the registration of 996,600 shares of its common stock and to the incorporation by reference therein of our reports dated July 8, 1997, with respect to the consolidated financial statements and schedule of Urohealth Systems, Inc. included in its Registration Statement (Form S-4 No. 333-26503), filed with the Securities and Exchange Commission.

                                          /s/ ERNST & YOUNG LLP

Orange County, California
August 19, 1997